Exhibit (a)(1)(F)

INSTRUCTIONS FOR TENDER THROUGH CONDITIONAL EXERCISE OF OPTIONS

In connection with a tender of the underlying shares of common stock, $0.01 par value per share, of

Silgan Holdings Inc. pursuant to the Offer to Purchase dated

October 8, 2010, as amended or supplemented from time to time (the “Offer to Purchase”)

THE OPTION ELECTION FORM MUST BE RECEIVED BY SILGAN HOLDINGS INC. BEFORE 5:00 P.M.,

NEW YORK TIME ON THE DATE THAT IS THREE (3) BUSINESS DAYS PRIOR TO THE EXPIRATION

DATE OF THE OFFER (AS DEFINED BELOW). YOU MUST SIGN AND COMPLETE THE OPTION

ELECTION FORM FOR YOUR DIRECTION TO BE VALID.

Send the Option Election Form to:

By Mail or Overnight Courier:	By Facsimile:

Silgan Holdings Inc.	Silgan Holdings Inc.
ATTN: Frank W. Hogan, III	ATTN: Frank W. Hogan, III
4 Landmark Square	(203) 975-4598
Stamford, Connecticut 06901
(203) 975-7110

Note: Before completing the attached Option Election Form, you should read these instructions carefully, as well as the Offer to Purchase and the related Letter of Transmittal.

Delivery of this instrument to an address or fax number other than those set forth above will not constitute a valid delivery.

By signing the Option Election Form, you acknowledge receipt of the Offer to Purchase with respect to the offer by Silgan Holdings Inc. (“Silgan”) to purchase up to 5,600,000 shares at a price of not less than $31.25 nor greater than $35.25 per share in cash, without interest, as specified by tendering stockholders, upon the terms and conditions set forth in the Offer to Purchase and the accompanying letter of transmittal, which together, as each may be amended and supplemented from time to time, constitute the tender offer (the “Offer”). The Offer is not conditioned on any minimum number of shares being tendered or the receipt of financing, but is subject to the other important conditions set forth in the Offer to Purchase.

If you are a holder of vested but unexercised options to purchase shares of our common stock (the “Options”) under the Silgan Holdings Inc. Fourth Amended and Restated 1989 Stock Option Plan (the “1989 Plan”), the Silgan Holdings Inc. 2002 Non-Employee Directors Stock Option Plan (the “Directors Plan”) or the Silgan Holdings Inc. 2004 Stock Incentive Plan, as amended (the “2004 Plan”), you may exercise some or all of your Options and tender any of the shares issued upon exercise or you may conditionally exercise some or all of such Options and tender the underlying shares (the “Option Shares”), at the price you select per Option Share, pursuant to the terms and conditions set forth in the Offer to Purchase, and subject to acceptance in the Offer. If, after reading the enclosed materials, you want to conditionally exercise some or all of your Options and tender the underlying Option Shares, you must following the instructions contained herein. If you do not respond using the enclosed Option Election Form, you will be deemed to have instructed Silgan not to conditionally exercise any of your Options, and none of your Options and none of the Option Shares underlying such Options will be tendered in the Offer.

1. You should complete the Option Election Form if you wish to conditionally exercise some or all of your Options to purchase shares of our common stock and tender the underlying Option Shares, at the price you select per Option Share, pursuant to the terms and conditions set forth in the Offer to Purchase. Note that we are conducting the Offer through a procedure commonly called a “modified Dutch Auction.” This procedure allows you to choose a price (in increments of $0.25 per share) within a price range specified by Silgan at which you are willing to sell your shares (and in the case of Options, conditionally exercise Options and sell the Option Shares). The price range for the Offer is $31.25 to $35.25 per share. The purchase price will be the lowest price per share at which, based on the number of shares tendered and the prices specified by the tendering shareholders (the “Selected Price”), we can purchase shares having an aggregate purchase price of $175 million, or such lesser number of shares as are properly tendered and not withdrawn. All shares we purchase will be purchased at the Selected Price, even if you have specified a lower price.

If the terms and conditions of the Offer have been satisfied or waived and stockholders have properly tendered and not properly withdrawn shares having an aggregate value in excess of $175 million, measured at the maximum price at which such shares were properly tendered in the Offer, on or prior to the expiration date, subject to the conditional tender procedures described in Section 6 of the Offer to Purchase, we will purchase shares in the order of priority specified in the Offer to Purchase. Accordingly, even if you tender shares at or below the Selected Price, we may not purchase all of your tendered shares. See Sections 1 and 5 of the Offer to Purchase.

By signing the Option Election Form, you agree that if any Option Shares you properly tendered are accepted, you will receive cash proceeds equal to (a) the number of accepted Option Shares that are accepted for purchase, multiplied by (b) the difference between the Selected Price and the applicable Option exercise price(s), less any applicable withholding taxes. You further agree to be bound by the Selected Price and the terms and conditions set forth herein and in the Offer to Purchase. You also agree that during the term of the Offer, you will NOT submit any other notice to exercise the Options you have submitted for tender through conditional exercise until or unless you withdraw your offer to tender through conditional exercise.

2. By signing the Option Election Form, you acknowledge that Silgan is allowing you to conditionally exercise your Options for the purpose of allowing you to tender Option Shares in the Offer. Further, by signing the Option Election Form, you acknowledge that you will be deemed to exercise an Option (and pay the exercise price) only if and to the extent that (i) Silgan purchases the Option Shares pursuant to the Offer and (ii) the Selected Price exceeds the exercise price for the Option. Further, by signing the Option Election Form, you acknowledge that if, after taking into account proration, Silgan purchases less than all of your Option Shares, your Options relating to the Option Shares that were not purchased will not be considered to have been exercised and will remain outstanding.

3. The conditional exercise of Options and related tender of Option Shares pursuant to the Offer may be withdrawn at any time prior to 5:00 P.M., New York time, on the date that is three (3) business days prior to the expiration date of the Offer by submitting a written or facsimile transmission notice of withdrawal so that it is received by Silgan at the address or facsimile number indicated above. Any such notice of withdrawal must specify the name and social security number or other taxpayer identification number of the Option holder who conditionally exercised the Options to be withdrawn and the number of Options to be withdrawn. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by Silgan, in its sole discretion, which determination shall be final and binding on all parties. None of Silgan, the depositary, the information agent, the dealer manager or any other person will be under any duty to give any notice of any defects or irregularities in any notice of withdrawal, or incur any liability for failure to give any such notice.

4. The Option Election Form must be received by Silgan before 5:00 p.m., New York time, on the date that is three (3) business days prior to the expiration date of the Offer. You must sign and complete this Option Election Form for your direction to be valid. At no time following this deadline will you have the ability to revoke or amend the election you made on the Option Election Form.

General Terms and Conditions of the Offer:

NOTE: BY SIGNING THE OPTION ELECTION FORM, YOU ALSO AGREE TO THE

FOLLOWING TERMS AND CONDITIONS WHICH SHALL NOT BE CONSTRUED

TO LIMIT IN ANY WAY THE TERMS AND CONDITIONS SET FORTH IN THE

OFFER TO PURCHASE OR THE OPTION ELECTION FORM.

1. You will, upon request, execute and deliver any additional documents deemed by Silgan or the depositary to be necessary or desirable to complete the sale, assignment and transfer of the Option Shares tendered hereby and have read, understand and agree with all of the terms of the Offer.

2. You understand that the conditional exercise of Options and related tender of Option Shares pursuant to the procedures described in the Offer to Purchase and in these Instructions for Tender through Conditional Exercise of Options will constitute an agreement between you and Silgan upon the terms and subject to the conditions of the Offer.

3. All authority herein conferred or agreed to be conferred shall survive your death or incapacity, and your obligations hereunder shall be binding upon your heirs, personal representatives, successors and assigns. Except as stated herein or in the Offer to Purchase, this tender is irrevocable.

4. Silgan will pay any stock transfer taxes with respect to the sale and transfer of any Option Shares to it or its order pursuant to the Offer. You understand that (a) the net aggregate purchase price will be paid to you (you cannot elect to have such amount paid to another person); and (b) you will be responsible for paying federal and state income and employment taxes arising from the conditional exercise of the Options and the sale of the Option Shares in the Offer (a portion of which may be withheld as described in Instruction 5).

5. Under the U.S. federal income tax laws, Silgan may be required to withhold applicable taxes from the amount of any payments made to Option holders in connection with the conditional exercise of the Options and related tender of the Option Shares pursuant to the Offer. Non-U.S. Option holders will also be subject to 30% (or lower treaty rate) U.S. withholding tax on the total sale price paid to them for the Option Shares pursuant to the Offer. See Section 14 of the Offer to Purchase. See also Section 4.5 of the 1989 Plan, Section 4.4 of the Directors Plan or Section 23 of the 2004 Plan, relating to withholding, as applicable to your particular Options. YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE IMPLICATIONS OF EXERCISING YOUR OPTIONS OR TENDERING YOUR OPTION SHARES.

6. All questions as to the number of Options conditionally exercised and Option Shares accepted, the form of documents and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of Option Shares will be determined by Silgan in its sole discretion, which determinations shall be final and binding on all parties. Silgan reserves the absolute right to reject any or all conditional Option exercises and related tenders of Option Shares it determines not to be in proper form or the acceptance of or payment for which Silgan determines to be unlawful. Silgan also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in conditional exercise of an Option and related tender of any particular Option Shares. No conditional exercise of an Option and related tender of Option Shares will be deemed to be properly made until all defects and irregularities have been cured by the holder, or waived by Silgan. None of Silgan, the depositary, the information agent, the dealer manager or any other person will be under any duty to give notice of any defects or irregularities in any tender, or incur any liability for failure to give any such notice. Silgan’s interpretation of the terms and conditions of the Offer, including these Instructions for Tender through Conditional Exercise of Options, will be final and binding on all parties. By conditionally exercising your Options and tendering the related Option Shares in the Offer, you agree to accept all decisions Silgan makes concerning these matters and waive any right you might otherwise have to challenge those decisions.

7. If the Option Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary capacity, such person should indicate when signing, and proper evidence satisfactory to Silgan of the authority of such person to so act must be submitted with the Option Election Form.

8. Questions and requests for assistance or additional copies of the Offer to Purchase and these Instructions for the Conditional Exercise of Options should be directed to Frank W. Hogan, III at (203) 975-7110.

NOTE: SILGAN WILL REJECT (OR NOT ACCEPT) ANY CONDITIONAL EXERCISE OF

ANY OPTION AND RELATED TENDER OF ANY OPTION SHARE WITH RESPECT TO ANY

OPTION THAT EXPIRES PRIOR TO THE EXPIRATION OF THE OFFER.

OPTION ELECTION FORM

SILGAN HOLDINGS INC.

Full Name (Last, First MI- PLEASE PRINT)

Address

Social Security or Employee Number

THE OPTION ELECTION FORM MUST BE RECEIVED BY SILGAN BEFORE 5:00 P.M., NEW YORK

TIME, ON THE DATE THAT IS THREE (3) BUSINESS DAYS PRIOR TO THE EXPIRATION DATE OF THE

OFFER. YOU MUST COMPLETE AND SIGN THE OPTION ELECTION

FORM FOR YOUR DIRECTION TO BE VALID.

1. EXERCISE OF OPTIONS: This conditional exercise is being made in connection with the offer to purchase dated October 8, 2010 (the “Offer to Purchase”), with respect to the offer by Silgan Holdings Inc. (“Silgan”) to purchase for cash shares of its common stock, par value $0.01 per share, having an aggregate purchase price of $175 million, at a price not greater than $35.25 nor less than $31.25 per share, to the seller in cash, without interest (the “Offer”), upon the terms and subject to the conditions set forth in the Offer to Purchase. I hereby conditionally exercise options (the “Options”) to purchase shares of Silgan’s common stock under the Silgan Holdings Inc. Fourth Amended and Restated 1989 Stock Option Plan (the “1989 Plan”), the Silgan Holdings Inc. 2002 Non-Employee Directors Stock Option Plan (the “Directors Plan”) or the Silgan Holdings Inc. 2004 Stock Incentive Plan, as amended (the “2004 Plan”), which are specified in Section 2 of this Option Election Form. As part of such conditional exercise, the underlying shares I am entitled to receive upon exercise of such Options (“Option Shares”) will be tendered in the Offer in accordance with my election in Section 2 of this Option Election Form. My exercise of Options hereunder is subject to the condition that any Options exercised for Option Shares tendered but not purchased by Silgan because of proration or otherwise shall be deemed not to have been exercised and will continue to be governed by such Option’s existing terms and conditions.

2. ELECTION: I hereby elect as follows with respect to my Options:

a) Choose only one of the following

☐ I wish to conditionally exercise ALL of my Options and tender the related Option Shares.

☐ I wish to conditionally exercise Options for                          (insert number) shares underlying my Options as listed below and tender the related Option Shares.

b) Please designate the order in which you wish to exercise your Options in the event that the tender is oversubscribed. To properly designate the order, you must complete the following information: the number of shares underlying the Options you wish to conditionally exercise, whether the option was granted under the 1989 Plan, the Directors Plan or the 2004 Plan, the grant date of the Option, the grant ID and the per share grant price of the Option.

1. Option for                          shares; granted under 1989 Plan/Directors Plan/2004 Plan (circle one); grant date             ; grant ID              and per share grant price of $

2. Option for                          shares; granted under 1989 Plan/Directors Plan/2004 Plan (circle one); grant date             ; grant ID              and per share grant price of $

3. Option for                          shares; granted under 1989 Plan/Directors Plan/2004 Plan (circle one); grant date             ; grant ID              and per share grant price of $

4. Option for                          shares; granted under 1989 Plan/Directors Plan/2004 Plan (circle one); grant date             ; grant ID              and per share grant price of $

5. Option for                          shares; granted under 1989 Plan/Directors Plan/2004 Plan (circle one); grant date             ; grant ID              and per share grant price of $

ATTACH ADDITIONAL PAGE IF NEEDED.

I acknowledge and agree that if I do not designate the order in which I wish to have my Options exercised, Options will be exercised in the order of exercise price starting with the lowest price. I further acknowledge and agree that if the Selected Price is equal to or lower than the exercise price of an Option, each such Option, and the tendered Option Share with respect to such Option, shall automatically be deemed not to have been, respectively, exercised or tendered.

3. TENDER PRICE: By checking one of the following boxes INSTEAD OF THE BOX UNDER “OPTION SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER,” I hereby tender those Option Shares specified in Section 2 of this Option Election Form at the price checked. This action could result in none of my Option Shares being purchased if the Selected Price is less than the price checked below. However, Option Shares underlying an Option that are tendered and withdrawn as provided in Section 4 of the Offer to Purchase may be retendered at a different price than the price at which they were previously tendered.

OPTION SHARES TENDERED AT PRICE DETERMINED BY OPTION HOLDER

TENDERS OF OPTION SHARES AT A PRICE EQUAL TO OR LESS THAN THE EXERCISE

PRICE OF THE UNDERLYING OPTION SHALL BE VOID.

PRICE (IN DOLLARS) PER SHARE AT WHICH OPTION SHARES ARE BEING TENDERED

☐ $31.25	☐ $32.50	☐ $33.75	☐ $35.00

☐ $31.50	☐ $32.75	☐ $34.00	☐ $35.25

☐ $31.75	☐ $33.00	☐ $34.25

☐ $32.00	☐ $33.25	☐ $34.50

☐ $32.25	☐ $33.50	☐ $34.75

OPTION HOLDERS MAY NOT TENDER OPTION SHARES AT MORE THAN ONE PRICE. IF YOU

SELECT MORE THAN ONE PRICE YOU WILL BE DEEMED TO HAVE FAILED TO

VALIDLY TENDER ANY OPTION SHARES.

— OR —

OPTION SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

☐	I want to maximize the chance of having Silgan purchase all Option Shares that I am tendering (subject to the possibility of proration). Accordingly, by checking THIS ONE BOX INSTEAD OF ONE OF THE PRICE BOXES ABOVE, I hereby tender the Option Shares at, and I am willing to accept, the Selected Price in accordance with the terms of the Offer. I understand that this election could result in me receiving a price per share as low as $31.25.

4. AGREEMENT: I acknowledge receipt of the Offer to Purchase and represent that I have read carefully such documents. I hereby instruct Silgan, subject to the terms and conditions set forth in this Option Election Form and in the Offer to Purchase, to carry out the instructions contained in this Option Election Form, to (i) exercise my Options (but only to the extent that the related Option Shares are accepted for purchase pursuant to the Offer) and deliver such Option Shares to the depositary, (ii) retain from the net cash proceeds received pursuant to the Offer from the purchase of the Option Shares the Option exercise price for such Option Shares; and (iii) remit to me the remaining cash proceeds. I agree that, if the cash proceeds from the purchase of my Option Shares are insufficient to cover the related Option exercise price, I will, immediately upon the request of Silgan, forward to Silgan a check in an amount sufficient to cover any such shortfall. I further agree to be bound by the Selected Price and the terms and conditions set forth herein and in the Offer to Purchase. I understand and acknowledge that, in the event that Silgan purchases less than the full number of Option Shares tendered, any portion of the Options with respect to Option Shares not purchased in the Offer will be deemed not to have been exercised, and will continue to be governed by such Option’s existing terms and conditions. The method of delivery of this document is at my election and my risk.

SIGNATURE OF OPTION HOLDER

Name:
(PLEASE PRINT)

If signed by other than Option holder, capacity (full title)

Address (if different from that shown on the cover page)

Social Security # or Participant ID number

Employee ID #

Daytime Telephone Number

Dated